Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David L. Tousley, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.

the quarterly report on Form 10-Q of PediatRx Inc. for the period ended November 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PediatRx Inc.

January 13, 2011

/s/ David L. Tousley
David L. Tousley
Secretary, Treasurer, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting
Officer)